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                                                                     EXHIBIT 5

                               McCarthy Tetrault
              BARRISTERS & SOLICITORS - PATENT & TRADE MARK AGENTS

                         P.O. BOX 10424, PACIFIC CENTRE
                        SUITE 1300, 777 DUNSMUIR STREET
                        VANCOUVER, B.C., CANADA V7Y 1K2

                            FACSIMILE (604) 643-7900
                            TELEPHONE (604) 643-7100





                                                            September 25, 1997


Ritchie Bros. Auctioneers Incorporated
9200 Bridgeport Road
Richmond, British Columbia
Canada
V6X 1S1

Dear Sirs:

         Re:  Registration Statement on Form F-1


         We have acted as Canadian counsel to Ritchie Bros. Auctioneers Incorporated, a corporation incorporated under the laws of Canada (the "Company"), in connection with the Registration Statement on Form F-1 (the "Registration Statement") filed by the Company (of which the prospectus forms a part (the "Prospectus")) under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder (the "Rules") with the Securities and Exchange Commission on September 26, 1997 in connection with a proposed underwritten public offering of up to 3,335,000 Common Shares of the Company (the "Shares"). You have asked us to render our opinion as to matters hereinafter set forth. Capitalized terms used but not defined herein shall have the same meaning as in the Registration Statement.

         In this connection, we have examined the Registration Statement and such certificates, agreements, records, and other documents as we have deemed relevant and necessary as a basis for this opinion. We have assumed, with your permission and without independent investigation, (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or facsimile copies, and the authenticity of the originals of such copies, (ii) the accuracy of the factual representations made to us by officers and other representatives of the Company, whether evidenced by certificates or otherwise,
(iii) the identity and capacity of all individuals acting or purporting to act as public officials, and (iv) that all actions contemplated by the Registration Statement have been and will be carried out only in the manner described therein.

         Based upon the foregoing, we are of the opinion that:

1.       Upon the happening of the following events:
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    (a)  the filing of the Registration Statement and any amendments thereto and the Registration Statement becoming effective; and

    (b) the sale of the Shares and the receipt by the Company of an amount equal to the full consideration for the Shares as contemplated by the Registration Statement; and

    (c) the due issuance by the Company and registration by its registrar of the Shares;

the Shares will be duly authorized, validly issued, fully paid and non-assessable.

         In rendering the opinion expressed in paragraph 1 herein, we express no opinion as to the laws of any jurisdiction other than the laws of Canada and the laws of the Province of British Columbia.

2. Based and relying upon the qualifications and assumptions set out in this letter, we are of the opinion that, subject to the qualifications set out therein, the summary (the "Summary") set out in the Prospectus under the heading "Canadian Federal Income Tax Consequences" in the form attached hereto as Schedule "A" fairly describes the principal Canadian federal income tax consequences, as at the date hereof, of the acquisition, ownership and disposition of Common Shares generally applicable to holders of Common Shares ("U.S. Residents") who (i) are residents of the United States for the purposes of the Canada-United States Income Tax Convention (1980), as amended as at the date hereof (the "Convention"), (ii) are not residents of Canada for the purposes of the Income Tax Act (Canada), as amended, and the regulations enacted thereunder, as at the date hereof (collectively, the "Canadian Tax Act"), (iii) hold their Common Shares as capital property, (iv) deal at arm's length with the Company for the purposes of the Canadian Tax Act and (v) do not use or hold, and are not deemed under the Canadian Tax Act to use or hold, such Common Shares in carrying on a business in Canada.

         The opinion rendered in paragraph 2 herein is based upon the current provisions of the Canadian Tax Act, our understanding as at the date hereof of the current published administrative and assessing policies of Revenue Canada, Customs, Excise and Taxation, all specific proposals to amend the Canadian Tax Act (collectively, the "Proposed Amendments") publicly announced by the Minister of Finance before the date hereof, and the current provisions of the Convention. Our opinion does not take into account provincial, territorial or foreign income tax considerations, and does not take into account or anticipate any changes in law whether by judicial, governmental or legislative action except to the extent of the Proposed Amendments. No assurance can be given that any of the Proposed Amendments will be enacted into law or that legislation will implement the Proposed Amendments in the manner now proposed.

         Our advice is of a general nature only, is not exhaustive of all possible income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular U.S. Resident. Accordingly, U.S. Residents should consult their own independent tax advisors for advice with respect to their particular circumstances.


                                      - 2 -
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         In rendering the opinions expressed herein, we have assumed the accuracy and completeness of the facts, assumptions, representations and other statements set out in the Prospectus. We have not attempted to verify the accuracy or completeness of any such facts, assumptions, representations or statements and have not undertaken any independent investigation to determine the existence or absence of any such fact, assumption, representation or statement. No inference as to our knowledge of the existence of any fact, assumption, representation or statement should be drawn from our involvement as Canadian counsel to the Company or otherwise. If any additional information pertaining to this matter becomes known to you, kindly contact us as soon as possible so that we can review our advice at that time.

         The opinions expressed herein are provided exclusively for the benefit of Ritchie Bros. Auctioneers Incorporated and may not be relied on by any other persons without our express written consent.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Prospectus made part of the Registration Statement under the captions "Tax Consequences - Canadian Federal Income Tax Consequences" and "Legal Matters". In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules. This Consent may be incorporated by reference in any amendment to the Registration Statement filed pursuant to Rule 462(b) of Regulation C under the Securities Act.

                                  Yours truly,


                                  /s/  McCarthy Tetrault

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                                  SCHEDULE "A"


CANADIAN FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of McCarthy Tetrault, Canadian counsel to the Company, the following summary fairly describes the principal Canadian federal income tax consequences of the acquisition, ownership and disposition of Common Shares generally applicable to holders of Common Shares ("U.S. Residents") who (i) are residents of the United States for the purposes of the Convention, (ii) are not residents of Canada for the purposes of the Canadian Tax Act, (iii) hold their Common Shares as capital property, (iv) deal at arm's length with the Company for the purposes of the Canadian Tax Act and (v) do not use or hold, and are not deemed under the Canadian Tax Act to use or hold, such Common Shares in carrying on a business in Canada. Common Shares will generally be considered to be capital property to a U.S. Resident unless they are held as inventory in the course of carrying on a business or were acquired in a transaction considered to be an adventure or concern in the nature of trade.

         This summary is based upon the current provisions of the Income Tax Act (Canada) and the regulations enacted thereunder as at the date hereof (collectively, the "Canadian Tax Act"), counsel's undertaking of the current published administrative and assessing policies of Revenue Canada, Customs, Excise and Taxation ("Revenue Canada") and all specific proposals to amend the Canadian Tax Act (collectively, the "Proposed Amendments") publicly announced by the Minister of Finance before the date hereof, and the provisions of the Convention as at the date hereof. This summary does not take into account provincial, territorial or foreign income tax considerations, and does not take into account or anticipate any changes in law, whether by judicial, governmental or legislative action except to the extent of the Proposed Amendments. No assurance can be given that any of the Proposed Amendments will be enacted into law or that legislation will implement the Proposed Amendments in the manner now proposed.

         THIS SUMMARY IS OF A GENERAL NATURE ONLY, IS NOT EXHAUSTIVE OF ALL POSSIBLE INCOME TAX CONSIDERATIONS AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR U.S. RESIDENT. ACCORDINGLY, U.S. RESIDENTS SHOULD CONSULT THEIR OWN INDEPENDENT TAX ADVISORS FOR ADVISE WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES. THE DISCUSSION BELOW IS QUALIFIED ACCORDINGLY.

         A U.S. Resident will generally not be subject to tax under the Canadian Tax Act in respect of any capital gain realized on the disposition of Common Shares unless such Common Shares are "taxable Canadian property" to the U.S. Resident. The Common Shares will not generally constitute taxable Canadian property to a U.S. Resident unless either (i) at any time during the five year period immediately preceding the disposition of the Common Shares by such U.S. Resident, 25% or more of the issued shares (and in the view of Revenue Canada, taking into account any rights to acquire shares) of any class or series of the capital stock of the Company were owned by such U.S. Resident, persons with whom the U.S. Resident did not deal at arm's length or such U.S. Resident together with those
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persons, or (ii) the U.S. Resident's Common Shares are otherwise deemed to be taxable Canadian property to him or her.

         Dividends which are paid or credited, or are deemed to be paid or credited, to a U.S. Resident in respect of the Common Shares will generally be subject to Canadian withholding tax on the gross amount of such dividends. Currently under the Convention, the rate of Canadian withholding tax applicable to dividends paid or credited by the Company to a U.S. Resident is (i) 5% of the gross amount of the dividends if the beneficial owner of the dividends is a corporation which owns at least 10% of the voting stock of the Company and (ii) 15% of the gross amount of the dividends if the beneficial owner of such dividends is any other resident of the United States.

         PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO THE FEDERAL, STATE AND OTHER TAX CONSEQUENCES OF INVESTING IN THE COMPANY. THE STATEMENTS OF UNITED STATES AND CANADIAN LAW SET OUT ABOVE ARE BASED UPON THE LAWS IN FORCE AS OF THE DATE OF THIS PROSPECTUS, AND ARE SUBJECT TO ANY CHANGES IN SUCH LAWS OCCURRING AFTER SUCH DATE.